Exhibit 10(k)(2)

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made and entered into as of the 15th day of July, 1999, by and between ON MARINE SERVICES COMPANY (formerly known as OGLEBAY NORTON COMPANY), (“ONMS”) a Delaware corporation with its principal office and place of business in Cleveland, Ohio “), OGLEBAY NORTON MARINE SERVICES COMPANY, LLC, an Ohio limited liability company with its principal place of business in Cleveland, Ohio (the “LLC”), (collectively the “Borrower”) and NATIONAL CITY BANK:, a national banking association with its principal office and place of business in Cleveland, Ohio (the “Bank”).

WITNESSETH:

WHEREAS, ONMS and the Bank are parties to that certain Credit Agreement dated July 14, 1997 as amended by a First Amendment to Credit Agreement dated January 15, 1999 (the “Credit Agreement”); and

WHEREAS, ONMS and the Bank mutually desire to amend the Credit Agreement in order to change the interest rate applicable to the Subject Loan, amend the general financial standards applicable to the Credit Agreement, agree to the transfer of the DAVID Z. NORTON and the WOLVERINE, subject to the First Preferred Fleet Mortgage held by Bank thereon, to the LLC, add the LLC as a Borrower under the Credit Agreement and make certain other changes to the Credit Agreement.

NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

1. The Bank consents to the transfer, subject to the First Preferred Fleet Mortgage, of the David Z. Norton and the Wolverine to the LLC.

2. The LLC shall and hereby does assume joint and several liability as Borrower with ONMS under the Credit Agreement and hereby agrees to execute any documents reasonably necessary to secure the Bank’s interest and effect the intent hereof.

3. Section 2.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

2.01 SUBJECT NOTE — Concurrently with the execution and delivery of this Agreement Borrower shall evidence the Subject Loan by executing and delivering to Bank Borrower’s note

(a) payable in twenty (20) semi-annual installments of interest and principal commencing on January 14, 1998 and continuing on the 14th day of each half year thereafter, the first four (4) such installments to be in an amount (inclusive of principal and interest) equal to Seven Hundred Fifty Thousand Dollars ($750,000), the next six (6) such installments to be in an amount (inclusive of principal and interest) equal to Seven Hundred Seventy-Five Thousand Dollars ($775,000.00), the next nine (9) such installments to be in an amount (inclusive of principal and interest) equal to One Million Four Hundred Thousand Dollars ($1,400,000.00), and the final installment to be in an amount equal to all unpaid principal and interest and all accrued and unpaid interest thereon,

(b) bearing interest (subject to the provisions of subsection 8.10 and those in Exhibit B) prior to Maturity at a rate per annum that shall at all times be seven and eighty-two one hundredths percent (7.82%) per annum on and after July 15, 1999, and after Maturity at a fluctuating rate that shall be equal to two percent (2.0%) per annum plus the Prime Rate, and

(c) being in the form and substance of Exhibit B to this Agreement.

4. Borrower agrees to pay Bank a quarterly Loan Fee commencing October 30, 1999 for the period from July 15, 1999 to October 15, 1999 and based upon the average outstanding principal balance of the Subject Loan based upon the result of the computation of the Leverage Ratio for Guarantor’s most recently completed fiscal quarter commencing with the financial statements for Guarantor’s fiscal quarter ending June 30, 1999 computed at the rate shown in the following table:

Leverage Ratio	Loan Fee
Greater than or equal to 4.25 to 1.00	50.00 basis points

Greater than or equal to 4.00 to 1.00 but less than 4.25 to 1.00	37.50 basis points

Greater than or equal to 3.75 to 1.00 but less than 4.00 to 1.00	25.00 basis points

Greater than or equal to 3.50 to 1.00 , but less than 3.75 to 1.00	12.50 basis points

Less than 3.50 to 1.00	0 basis points

Changes to the Loan Fee shall be effective on the 15” of October, January, April and July following the date upon which Bank received, or, if earlier, should have received, pursuant to Section 3A.01 of the Credit Agreement, as amended by this Second Amendment.

5. Section 3B GENERAL FINANCIAL STANDARDS of the Credit Agreement is hereby amended to read in its entirety as follows:

3B. GENERAL FINANCIAL STANDARDS — Borrower agrees that until the Subject Indebtedness shall have been paid in full, Borrower will cause Oglebay Norton Company (“Guarantor” and formerly known as Oglebay Norton Holding Company, a Delaware corporation) to observe the financial covenants contained in Sections 5.7 (b) through 5.7 (g) of the Credit Agreement between Guarantor and KeyBank National Association dated May 15, 1998, as amended, (the “KeyBank Credit Agreement”), as such financial covenants currently exist. A copy of such financial covenants is attached hereto as Exhibit A.

6. Borrower will cause Guarantor to execute a guaranty of payment in favor of Bank in the form substantially similar to Exhibit I attached hereto.

7. From and after the effective date of this Second Amendment, references in the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

This Second Amendment and the modifications set forth herein shall be and become effective as of the date hereof.

Except for the modifications set forth in this Second Amendment, the Credit Agreement referred to above, as amended, is ratified and affirmed and shall be binding upon the parties, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have cause this Second Amendment to Credit Agreement to be duly executed.

NATIONAL CITY BANK	ON MARINE SERVICES COMPANY

By:	By:
Title:	Title:

OGLEBAY NORTON MARINE SERVICES COMPANY, LLC

By:
Title:

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